Exhibit (a)(1)(e)

LETTER TO CLIENTS OF BROKERS, DEALERS,
COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES

Offer To Purchase 328,888 Public Warrants
To Purchase Shares of Class A Common Stock
Par Value $0.0001 Per Share
Of
PURE ACQUISITION CORP.
At A Purchase Price Of $1.00 In Cash Per Public Warrant

THE OFFER (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON JULY 31, 2020, OR SUCH LATER TIME AND DATE TO WHICH THE OFFERORS MAY EXTEND. PUBLIC WARRANTS OF THE COMPANY TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE (AS DEFINED BELOW).

May 8, 2020

To Our Clients:

Enclosed for your consideration are the Offer to Purchase dated May 8, 2020 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal”), which together set forth the offer of HighPeak Energy Partners II, LP , a Delaware limited partnership (“HPEP II”), HighPeak Energy Partners GP II, LP, a Delaware limited partnership (“HPEP II GP”), HighPeak Pure Acquisition, LLC, a Delaware limited liability company (“Sponsor”) and Jack Hightower (together with HPEP II, HPEP II GP and Sponsor, the “Offerors”), to purchase 328,888 outstanding warrants (the “Public Warrants”) to purchase shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”) of Pure Acquisition Corp., a Delaware corporation (the “Company”) held by persons other than HPEP II, each of which was sold as part of the units issued in the Company’s initial public offering which closed on April 17, 2018 (the “IPO”), at a purchase price of $1.00 in cash per Public Warrant (the “Offer”). The Offer is made solely upon the terms and conditions in the Offer to Purchase and in the Letter of Transmittal. The Offer will be open until 11:59 p.m., Eastern Time, on July 31, 2020, or such later time and date to which the Offerors may extend. The period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period.” The date and time at which the Offer Period ends is referred to as the “Expiration Date.”

The Offer is being made to all holders of Public Warrants. As of May 7, 2020, there were 328,888 Public Warrants outstanding held by persons other than HPEP II. Pursuant to the Offer, the Offerors are offering to purchase an aggregate of 328,888 Public Warrants at a purchase price of $1.00 per Public Warrant tendered.

The Public Warrants are listed on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “PACQW.” The Public Warrants are governed by the warrant agreement, dated as of April 12, 2018, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”).

Each holder of Public Warrants whose Public Warrants are purchased pursuant to the Offer will receive $1.00 in cash for each Public Warrant tendered by such holder and purchased. Any holder of Public Warrants that participates in the Offer may tender some or all of its Public Warrants for purchase.

The Offerors reserve the right to redeem any of the Public Warrants, as applicable, pursuant to their current terms at any time, including prior to the completion of the Offer.

THE OFFER IS NOT MADE TO THOSE HOLDERS OF PUBLIC WARRANTS WHO RESIDE IN STATES OR OTHER JURISDICTIONS WHERE AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL.

Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal, to cause your Public Warrants to be tendered for purchase pursuant to the Offer.

On the terms and subject to the conditions of the Offer, the Offerors will allow the purchase of all Public Warrants properly tendered before the Expiration Date and not properly withdrawn, at a purchase price of $1.00 for each Public Warrant so tendered.

We are the owner of record of Public Warrants held for your account. As such, only we can purchase and tender your Public Warrants, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to purchase and tender Public Warrants we hold for your account.

Please instruct us as to whether you wish us to tender for purchase any or all of the Public Warrants Company holds for your account, on the terms and subject to the conditions of the Offer.

Please note the following:

1.	Your Public Warrants may be purchased at the purchased rate of $1.00 for every one of your Public Warrants properly tendered for purchase.

2.

The Offer is made solely upon the terms and conditions set forth in the Offer to Purchase and in the Letter of Transmittal. In particular, please see “The Offer— General Terms — Conditions to the Offer” in the Offer to Purchase.

3.	The Offer and withdrawal rights will expire at 11:59 p.m., Eastern Time, on July 31, 2020, or such later time and date to which the Offerors may extend.

If you wish to have us tender any or all of your Public Warrants for purchase pursuant to the Offer, please so instruct us by completing, executing, detaching and returning to us the attached Instructions Form. If you authorize us to tender your Public Warrants, we will tender for purchase all of your Public Warrants unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date. Please note that the Offer and withdrawal rights will expire at 11:59 p.m., Eastern Time, on July 31, 2020, or such later time and date to which the Offerors may extend.

Neither the board of directors of the Company, the Company nor any of its management, its board of directors, the dealer manager, the information agent, or Continental Stock Transfer & Trust Company (the “Depositary”) for the Offer is making any recommendation as to whether holders of Public Warrants should tender Public Warrants for purchase in the Offer. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information in the Offer to Purchase and in the Letter of Transmittal, and should consult your own investment and tax advisors. You must decide whether to have your Public Warrants tendered and, if so, how many Public Warrants to have tendered. In doing so, you should read carefully the information in the Offer to Purchase and in the Letter of Transmittal.

Instructions Form

Offer To Purchase 328,888 Public Warrants
To Purchase Shares of Class A Common Stock
Par Value $0.0001 Per Share
Of
PURE ACQUISITION CORP.
At A Purchase Price Of $1.00 In Cash Per Public Warrant

The undersigned acknowledges receipt of your letter and the enclosed Offer to Purchase dated May 8, 2020 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal”), which together set forth the offer of HighPeak Energy Partners II, LP , a Delaware limited partnership (“HPEP II”), HighPeak Energy Partners GP II, LP, a Delaware limited partnership (“HPEP II GP”), HighPeak Pure Acquisition, LLC, a Delaware limited liability company (“Sponsor”) and Jack Hightower (together with HPEP II, HPEP II GP and Sponsor, the “Offerors”) to purchase 328,888 outstanding warrants (the “Public Warrants”) to purchase shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”) of Pure Acquisition Corp., a Delaware corporation (the “Company”) held by persons other than HPEP II, each of which was sold as part of the units issued in the Company’s initial public offering which closed on April 17, 2018 (the “IPO”), at a purchase price of $1.00 per Public Warrant (the “Offer”).

The undersigned hereby instructs you to tender for purchase the number of Public Warrants indicated below or, if no number is indicated, all Public Warrants you hold for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and in the Letter of Transmittal.

By participating in the Offer, the undersigned acknowledges that: (i) the Offer is made solely only upon the terms and conditions in the Offer to Purchase and in the Letter of Transmittal; (ii) the Offer will be open until 11:59 p.m., Eastern Time, on July 31, 2020, or such later time and date to which the Offerors may extend (the period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period”); (iii) the Offer is established voluntarily by the Offerors, it is discretionary in nature, and it may be extended, modified, suspended or terminated by the Offerors as provided in the Offer to Purchase; (iv) the undersigned is voluntarily participating in the Offer and is aware of the conditions of the Offer; (v) the future value of Public Warrants is unknown and cannot be predicted with certainty; and (vi) regardless of any action that the Offerors take with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of Public Warrants, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains the responsibility solely of the undersigned. In that regard, the undersigned authorizes the Offerors to withhold all applicable Tax Items legally payable by the undersigned.

Number of Public Warrants to be tendered by you for the account of the undersigned: _______________

*	Unless otherwise indicated it will be assumed that all Public Warrants held by us for your account are to be tendered.

Signature(s):

Name(s):
(Please Print)

Taxpayer Identification Number:

Address(es):

(Including Zip Code)

Area Code/Phone Number:

Date:

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